Exhibit 99.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of ChrisKen Partners Cash Income Fund L.P., a Delaware limited partnership (the "Company"), on Form 10-QSB for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. Kennedy, Chief Executive Officer of ChrisKen Income Properties, Inc., the managing general partner of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:


     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                         By:      ChrisKen Income Properties, Inc.
                                  Managing General Partner


                         By:      /s/ John F. Kennedy
                                 -------------------------------------
                                  John F. Kennedy
                                  Chief Executive Officer


                                  August 14, 2002